UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 30, 2008

New Frontier Media, Inc.

(Exact name of Registrant as specified in its charter)

Colorado	000-23697	84-1084061
(State or other	(Commission	(I.R.S. Employer
Jurisdiction	File Number)	Identification No.)
of incorporation)

7007 Winchester Circle, Suite 200, Boulder, Colorado		80301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number:  (303) 444-0900

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 2.03                Creation of a Direct Financial Obligation.

On July 1, 2008, the line of credit we obtained on July 1, 2007 for $7,500,000.00 matured. In connection with that maturity, effective July 1, 2008, we replaced that line of credit with a new line of credit from First Community Bank pursuant to a Business Loan Agreement we entered into with it and a related Promissory Note and Commercial Security Agreement.  The line of credit allows us to borrow up to $9,000,000.00 in original principal amount, is secured by our trade accounts receivable and will mature in July 2009.  Amounts borrowed under the line of credit can be used to support our short-term working capital needs.  We had no borrowings under the prior line of credit, and we have no borrowings under the new line of credit. Additionally, we currently have no immediate plans to borrow under the new line of credit.

All outstanding principal and accrued, unpaid interest is due July 5, 2009, and regular monthly payments of all accrued, unpaid interest are due as of each payment date, beginning August 5, 2008.  The variable interest rate applied to borrowings under the line of credit is based on the greater of (a) the current prime rate less 0.125 percentage points or (b) 5.75%.  The current rate is 5.75%.  We paid a loan origination fee of $33,750.  We may prepay without penalty all or a portion of amounts owed.

The line of credit contains both conditions precedent that must be satisfied prior to any borrowing and affirmative and negative covenants customary for facilities of this type, including, without limitation, (a) a requirement to maintain a current asset to current liability ratio of at least 1.25 to 1.00, (b) a requirement to maintain a total liability to tangible net worth ratio not to exceed 1.0 to 1.0, (c) prohibitions on additional borrowing, lending, investing or fundamental corporate changes without prior consent, and (d) a prohibition on declaring without consent any dividends, other than dividends payable in our stock.

The line of credit provides that an event of default will exist in certain circumstances, including without limitation, our failure to make payment of principal or interest on borrowed amounts when required, failure to perform certain obligations under the line of credit and related documents, defaults in certain other indebtedness of ours, our insolvency, a change in control of the company, any material adverse change in our financial condition and certain other events customary for facilities of this type.

Additional information regarding the terms of the line of credit, including the definitive agreements containing the final terms, will be contained in our future reports filed with the Securities and Exchange Commission. Investors are encouraged to read such terms and the definitive agreements when they become available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on as its behalf by the undersigned hereunto duly authorized.

NEW FRONTIER MEDIA, INC.

Date: July 7, 2008	By:	/s/ Michael Weiner
Michael Weiner, CEO